UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
☒	Definitive Additional Materials

StartEngine Crowdfunding, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

Important Notice of Availability of Information Statement

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

STARTENGINE CROWDFUNDING, INC.

You are receiving this communication because you hold securities in the company listed above. They have released informational materials that are now available for your review:

•	StartEngine Crowdfunding, Inc. Schedule 14C Information Statement;
•	StartEngine Crowdfunding, Inc. Seventh Amended and Restated Certificate of Incorporation (Exhibit A thereto); and
•	StartEngine Crowdfunding, Inc. Second Amended and Restated Bylaws (Exhibit B thereto).

This notice provides instructions on how to access StartEngine Crowdfunding, Inc. materials for informational purposes only.

You may view the materials online at www.startengine.com/annual-reports.

You may easily request a paper or e-mail copy (see below).

SEE BELOW FOR INSTRUCTIONS ON HOW TO ACCESS MATERIALS.

How to View Online: Visit: www.startengine.com/annual-reports.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET:	www.startengine.com/annual-reports
2)	BY TELEPHONE:	1 (800) 317-2200
3)	BY E-MAIL:	contact@startengine.com

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

THIS NOTICE WILL ENABLE YOU TO ACCESS INFORMATION STATEMENT MATERIALS FOR INFORMATIONAL PURPOSES ONLY

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The purpose of the Information Statement is to inform you that on March 13, 2024, holders of at least a majority of the outstanding voting securities of StartEngine Crowdfunding, Inc. (the “Company”) entitled to vote on the following matters (the “Consenting Stockholders”) voted to approve:

(1)	an amendment to the Company’s certificate of incorporation (the “COI Amendment”) for the purpose of:

(a)	effectuating a 20-for-1 forward stock split (the “Forward Split”);

(b)	to increase of the number of authorized shares of the Company’s capital stock available for issuance from 75,000,000 to 1,150,000,000 (together with the Forward Split, the “Seventh Amended and Restated Certificate of Incorporation”); and

(2)	an amendment to the Company’s bylaws to enhance the Company’s corporate governance and compliance with federal and state laws (the “Second Amended and Restated Bylaws,” and together with the Seventh Amended and Restated Certification of Incorporation, the “Corporate Actions”).

With respect to the approval of the Seventh Amended and Restated Certificate of Incorporation, the Consenting Stockholders included both (i) holders of at least a majority of Company’s common stock, $0.00001 par value (the “Common Stock”) and Series Seed Preferred Stock, $0.00001 par value (“Series Seed Preferred”), Series A Preferred Stock, $0.00001 par value (“Series A Preferred”), and Series T Preferred Stock, $0.00001 par value (“Series T Preferred”, and collectively with the Series Seed Preferred and the Series A Preferred, the “Preferred Stock”) voting on an as converted basis as well as (ii) holders of at least a majority of all classes of Preferred Stock voting together as a single class as required by Section 6(g) of Article IV of the Company’s Sixth Amended and Restated Certificate of Incorporation (the “Charter”). With respect to the approval of the Bylaw Amendment, the Consenting Stockholders were holders of at least a majority of all classes of Preferred Stock voting together as a single class pursuant to Section 6(g) of Article IV of the Charter.

The action by written consent described in the Information Statement constitutes the only shareholder approval required to approve the Corporate Actions under the Delaware General Corporate Law, the Company’s Sixth Amended and Restated Certificate of Incorporation, and the Company’s Amended and Restated Bylaws. The Board is not soliciting your proxy or consent in connection with the Corporate Actions and no proxies or consents are being requested from shareholders.

The Seventh Amended and Restated Certificate of Incorporation, including the increase of authorized shares of Capital Stock and Forward Split, and Second Amended and Restated Bylaws will become effective no earlier than May 4, 2024, which constitutes the 40th calendar date after the Notice of Internet Availability of Information Statement is first made available to our shareholders on March 25, 2024. The Information Statement is being distributed and made available on or about March 25, 2024, to shareholders of record as of March 13, 2024, the record date for shareholder approval of the Plan Amendment.

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, you are receiving this notice that the Information Statement is available on the Internet. This communication provides only a brief overview of the more complete Information Statement. We encourage you to access and review all of the important information contained in the Information Statement.